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                                POWER OF ATTORNEY

I the undersigned officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln Life Variable Annuity Account Q (Group Multi-Fund), which were previously executed by me and do hereby severally constitute and appoint Kelly D. Clevenger, Jeffrey K. Dellinger, and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 333-43373 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming my signature as it may be signed by any of my attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed on March 15, 2000.

SIGNATURE                                 TITLE
---------                                 -----

/s/ Keith J. Ryan                         Vice President and Controller
-----------------                         (Principal Accounting Officer)
Keith J. Ryan

STATE OF INDIANA)
               )SS:
COUNTY OF ALLEN)

                                          Subscribed and sworn to before me this
                                          15th day of March, 2000.

                                          Patti A. Burdge

                                          -----------------------------------
                                          Notary public

                                          Commission Expires: 1-21-2007